Filed Pursuant to Rule 424(b)(5)
Registration Statement 333-273062

PROSPECTUS SUPPLEMENT

(To Prospectus, dated October 27, 2023)

13,333,333 Shares of Class A Common Stock

Cibus, Inc. (“Cibus,” the “Company,” “we,” “our” or “us”) is offering 13,333,333 shares of its Class A common stock, $0.0001 par value per share (“Class A Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of Class A Common Stock is $1.50.

Members of the Company’s Board of Directors are purchasing (either directly or through affiliated investment vehicles) an aggregate of 999,999 shares of Class A Common Stock in this offering at the price offered to the public.

We have granted the underwriter the option to purchase, exercisable within a 30-day period, up to an additional 1,999,999 shares of Class A Common Stock. We are offering all of the shares of Class A Common Stock offered by this prospectus on a firm commitment underwritten basis.

The Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CBUS.” On January 27, 2026, the last reported sale price of the Class A Common Stock on Nasdaq was $1.80 per share.

We are a “smaller reporting company” as defined under applicable Securities and Exchange Commission (“SEC”) rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share of Class A Common Stock	Total
Public offering price	$1.50000	$19,999,999.50
Underwriting discounts and commissions(1)	$0.09375	$1,249,999.97
Proceeds, before expenses, to us(1)(2)	$1.40625	$18,749,999.53

(1)	See “Underwriting” beginning on page S-20 for additional information regarding compensation payable in connection with this offering.
(2)

If the underwriter exercises its option to purchase additional shares in full, the total underwriting discounts and commissions payable by us will be $1,437,499.88, and the total proceeds to us, before expenses, will be $21,562,498.12.

Neither the SEC nor any state securities commission has approved or disapproved of the Class A Common Stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A Common Stock offered hereby is expected to be made on or about January 30, 2026, subject to the satisfaction of certain closing conditions.

Sole Book-Running Manager

BTIG

The date of this prospectus supplement is January 29, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-273062) that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus prepared by or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.

The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the shares of Class A Common Stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of Class A Common Stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications, other publicly available information and our internal sources and estimates. Although we believe that third-party sources are reliable, we do not guarantee the accuracy or completeness of the information extracted from these sources and we have not independently verified such information. Similarly, while we believe our management estimates to be reasonable, they have not been verified by any independent sources. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Forecasts and other forward-looking estimates about our industry or our performance within our industry are subject to the risks and uncertainties regarding forward-looking statements described under the caption “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights and supplements selected information, including information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in our Class A Common Stock discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Company Overview

We are a leading agricultural biotechnology company that uses proprietary gene editing technologies to develop plant traits, which are specific genetic characteristics in the DNA of a plant’s seed. These plant traits, or characteristics, influence how a resulting plant functions and/or interacts with its environment.

Our Primary Business

Our primary business is the development of plant traits for some of the world’s major agricultural food crops that help address specific productivity, profitability, sustainability, or yield challenges in farming. These plant traits can be licensed to global seed companies where the licensee company will include these traits in their seed products and for which we will receive an annual royalty for seed sold, usually structured as a per-acre planted royalty. This is not a new business model as many companies have developed traits that have been added to seed products and have garnered significant royalties for their developers over many years. Importantly, farmers are well acquainted with the value of these seeds with traits. Our initial focus is on productivity traits, which can be associated with improving crop yields in the face of challenges such as weeds, pests, and diseases, can address environmental challenges with an overall reduction in the use of chemicals like fungicides, insecticides, or fertilizers, or can make crops more adaptable to environmental factors such as heat and drought in the face of climate change. In the near term, our priority pipeline program centers on Rice herbicide tolerance traits.

Our business operates within the global seed market, where management estimates that aggregate trait value across genetically modified organism (“GMO”) and non-GMO seeds globally represents approximately $12.0 billion.

Priority Programs

In June 2025, building on efficiencies from restructuring initiatives introduced in late 2024 to date, we announced further streamlining of our operational focus to preserve capital resources and concentrate our working capital expenditures on the commercial advancement of the Company’s weed management traits for Rice. On July 21, 2025, our Board of Directors approved a reduction in workforce of approximately 34 full-time employees as a pivotal step in implementing our streamlined business focus, which reduction in workforce was completed as of December 31, 2025.

We believe our Rice herbicide tolerance traits represent potential annual accessible royalties of over $200 million upon full commercialization across our initial target markets of Latin America and the United States. There are over 400 million acres of rice grown globally across five key regions (estimated: United States, 3 million acres; Latin America, 6.5 million acres; India, 120 million acres; Asia (excluding China), 60 million acres; and China, 75 million acres). Our longer term strategy targets approximately 200 million of these acres across the United Sates, Latin America, India and Asia (excluding China).

Alongside our fully company-funded Rice program, we also continue to advance our sustainable ingredients work, which includes a yeast fermentation biofragrance products program and our crop based lauric oils program, the development of which are currently partially funded and/or supported by a consumer-packaged goods partner. In 2025, we began receiving initial nominal payments associated with the ongoing commercialization efforts for our biofragrance products program. Based on management estimates regarding our expansion to additional fragrances and assumptions around peak future sales, we estimate that future annual revenue potential for the biofragrance products program could reach as high as $20-40 million over a long-term horizon.

Over the course of 2025, we implemented streamlining cost reduction actions, including rationalizing human capital resources and certain non-core facilities, which we anticipate have the potential to reduce our annual net cash usage to approximately $30.0 million or less during the course of 2026. We anticipate that such efforts will contribute toward improved cash flow and financial stability. We are in the process of completing the consolidation of our core operations to San Diego, CA while prioritizing resources on advancing our Rice programs and completing ongoing or delaying future planned non-Rice activities that are not partner-funded, such as field testing.

Opportunity Programs

While prioritizing the Company’s weed management traits for Rice and partially partner-funded sustainable ingredients (biofragrance and lauric oils) programs, we also retain the rights to the remainder of our productivity trait portfolio and will opportunistically pursue partner-funded projects in such traits until such time as our capital resources are sufficient to efficiently support a more robust development effort. Development activities to date, such as in-process field and greenhouse trials, will continue through completion.

Crop Access & Royalty Targets and Opportunities

The table below summarizes our management’s current beliefs and estimates regarding crop access and royalty targets and opportunities for our priority and opportunity programs. These statements represent forward-looking statements and their achievement is subject to numerous risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Crop	Trait	Target Initial Commercial Launch Date(1)	Principal Geographies	Estimated Trait Fees per acre per Year(2)	Estimated Cibus Peak Addressable Acres(3)	Potential Annual Addressable Royalties(4)
Rice	Weed Management (HT)	2027-2028	United States & Latin America	$30 - $50	5-7 million	>$200 million
		2030	Asia (excluding China)	$2 - $3	60 million	$150 million
		2030-2032	India	~$2	120 million	$240 million

Canola(5)	Pod Shatter Resistance	2028	North America, Europe(7) & Australia	$5 - $7	7 million(6)	$35 million
	Weed Management (HT)	2028		$5	20 million	$100 million
	Sclerotinia Resistance	2029		$10 - $15	30 million	>$300 million

Soybean(5)	Weed Management (HT)	2030	United States & Latin America	$5 - $12	75 million	$375 million
	Sclerotinia Resistance	2031		$10 - $15	50 million	$>500 million

(1)	Represents management’s estimated first commercial launch timing for a specific Cibus trait in one geography.
(2)

“Trait Fees” represent management’s assumption regarding the potential per acre fee that we may receive in respect of the applicable trait, taking into account available market information regarding competitors’ current trait fees as well as assumptions regarding competition, trait relevance and trait value in specific geographies, and potential savings to farmers, switching costs and various other factors. Because Sclerotinia resistance is expected to be the first commercial disease trait, there are no directly comparable trait fee reference points. Management estimates that the Sclerotinia resistance Trait Fee will generally align with the relevant cost of fungicide applications, which are an alternative method to manage disease. For the remaining Trait Fees, management also takes into account comparable trait fees currently payable in respect of seeds containing existing commercial traits. Actual Potential Annual Addressable Royalties, if any, could be materially different than those expressed, implied, or anticipated by the estimates presented.

(3)

“Addressable Acres” represent management’s estimate of the number of total acres for the specified geography on which seed with the specified Cibus trait will be planted, which is based on industry sources or references regarding the need for a specific trait in the specific crop and geography or specific jurisdiction, taking into account assumptions about competition, trait relevance, switching costs and adoption timeframes, and various other factors.

(4)

“Estimated Potential Annual Addressable Royalties” represents (i) management’s estimates of Addressable Acres, multiplied by (ii) management’s estimate of the Trait Fee for the specific trait for a specific crop in a specific geography. These figures are calculated based on management estimates and assumptions, which are based on industry references and estimates of key data, such as the number of acres or percentage of total acres for which the trait would be relevant or where the applicable crop is impacted such that it would benefit from a specific trait. In each crop for each trait, the Addressable Acres may vary widely based on the trait, crop, geography or need. Our estimates of potential target market royalties also serves as our estimate of our peak sales for the specific trait and specific crop. This peak would generally be projected to occur several years after commercial availability of seed containing the applicable trait. Accordingly, such calculations should be considered illustrative.

(5)	Subject to partner funding.

(6)	Pod Shatter Resistance could also be expanded to include Latin America.
(7)

The trilogue negotiations on New Genomic Techniques (“NGTs”) in the European Union positively concluded in December 2025, marking a crucial advancement toward formal approval of new NGT legislation in the EU. The agreement reflects a framework for the development and growing of gene edited plans that are equivalent to those produced through conventional breeding. Once adopted and implemented, the framework will create two pathways for NGT plants: Category 1 Plants, which are NGT plants that could also occur naturally or through conventional breeding (excluding plants with certain excluded traits, such as herbicide tolerance traits) will be treated like conventional plants and exempted from the requirements of the European Union’s GMO legislation. For all other plants, including plants with herbicide tolerance traits, the requirements of the current GMO legislation would apply. Accordingly, access to European acres with respect to our weed management (HT) traits is expected to be constrained.

The table below summarizes the current development status of the traits for our priority and opportunity programs.

Crop	Trait	Successful Edits	Successful Greenhouse Trials	Successful Field Trials
Rice	Weed Management (HT)	Yes	Yes	Yes

Canola(1)	Pod Shatter Resistance	Yes	Yes	Yes
	Weed Management (HT)			Completed in 2025
	Sclerotinia Resistance			Yes

Soybean(1)	Weed Management (HT)	Yes(2)	Progressing	Progressing
	Sclerotinia Resistance	Progressing

(1)	Subject to partner funding.
(2)	Cibus has successfully edited a Soybean cell with edits associated with an HT trait, at an efficiency to enable further development toward a Soybean platform.

Our Technologies

Our core technology is our propriety gene editing platform called the Rapid Trait Development System™ or RTDS®. It is the underlying technology for our Trait Machine™ process, providing a standardized end-to-end, semi-automated, high-throughput gene editing system that directly edits seed companies’ elite germplasm. It is a time bound, reproducible, and predictable science-based breeding process. The RTDS can accelerate a plant breeding system, leading to a more industrialized approach to traits like herbicide tolerance (HT), which provide farmers with novel weed management solutions to increase their productivity. Over 500 patents or patents pending cover RTDS and many of our gene edited traits. We consider the Trait Machine process an important technological milestone that represents a breakthrough in the achievement of a standardized, high-throughput gene editing system that provides the speed, precision, and scale to develop a new class of high value productivity traits that is the promise of gene editing.

Gene-edited traits are importantly distinguishable from traits developed with GMO technologies. While GMO technologies enabled major improvements in farming productivity, they have faced regulatory and adoption headwinds because of their use of foreign DNA, or transgenic material. For example, in the European Union, GMO traits were essentially banned, and imports were heavily regulated. However, in December 2025, trilogue negotiations on NGTs in the European Union positively concluded, marking a crucial advancement toward formal approval of new NGT legislation in the EU. The agreement on proposed final legislative text, which represents the final step in advancing the EU’s NGT legislation for adoption, reflects a framework for the development and growing of gene edited plants that are equivalent to those produced through conventional breeding, excluding herbicide tolerance traits that will be classified as Category 2 plants subject to the EU’s GMO legislation.

Signaling a favorable global trend, numerous regulatory agencies in the United States, Canada, Latin America, Africa, and Southeast Asia, have confirmed that our RTDS-developed trait products are non-transgenic and are not subject to heightened GMO regulation in these markets. Below is a map graphically showing Cibus management’s assessment of the global regulatory framework. As used in the map, “Regulatory Policy in Place” means that gene edited crops are regulated more similarly to conventional crops and not GMOs, “Regulatory Policy Developments” means that ongoing research regulations are in development, but no current timeline or regulatory guidance has been established, and “Policy Discussions Underway” means the regulatory status of gene editing of crops has not been favorably determined. Hash marks indicate countries with regulatory policy advanced or in place, with ongoing positive developments.

Our “Up-C” Corporate Structure

We are a holding company with substantially all of our assets and operations conducted through Cibus Global, LLC (“Cibus Global”) and its subsidiaries. Our sole material asset consists of our interest in Cibus Global. We are the sole managing member of Cibus Global and are responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidate the financial results of Cibus Global and its subsidiaries.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). We may continue to be a smaller reporting company even though we no longer qualify as an “emerging growth company.” As a smaller reporting company, we are exempt from the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 and may also take advantage of certain scaled disclosure accommodations. We will remain a smaller reporting company until the fiscal year following the determination that our common stock held by non-affiliates is $250 million or more (measured on the last business day of our second fiscal quarter) or our annual revenues are $100 million or more during the most recently completed fiscal year and our common stock held by non-affiliates is $700 million or more (measured on the last business day of our second fiscal quarter).

Company Information

Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.” Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and our telephone number is (858) 450-0008. Our filings with the SEC are posted on our corporate website at www.cibus.com. The information found on our website is not part of this prospectus.

THE OFFERING

Class A Common Stock Offered by Us	13,333,333 shares of Class A Common Stock. We have granted the underwriter the right to purchase, exercisable within a 30-day period, up to an additional 1,999,999 shares of Class A Common Stock.

Offering Price	$1.50 per share of Class A Common Stock.

Insider Participation	Members of the Company’s board of directors, Jean-Pierre Lehmann and Rory Riggs, are purchasing (either directly or through affiliated investment vehicles) an aggregate of 999,999 shares of Class A Common Stock in this offering at the price offered to the public.

Shares of Class A Common Stock Outstanding Immediately After this Offering	65,899,983 shares of Class A Common Stock (or 67,899,982 shares of Class A Common Stock if the underwriter fully exercises its option to purchase additional shares of Class A Common Stock).

Use of Proceeds	We estimate that net proceeds from this offering will be approximately $17.8 million (or approximately $20.5 million if the underwriter fully exercises its option to purchase additional shares of Class A Common Stock), after deducting compensation payable in connection with this offering and our estimated expenses related to the offering.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including to fund further development of our weed management traits in Rice and to pay accrued professional expenses for advisory services.

Risk Factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities offered in this offering.

Nasdaq Capital Market Symbol	The Class A Common Stock is traded on Nasdaq under the symbol “CBUS.”

The number of shares of Class A Common Stock to be outstanding after this offering is based on 52,566,650 shares of Class A Common Stock issued and outstanding as of September 30, 2025 and excludes as of that date:

•	115,351 shares of restricted Class A Common Stock, which are outstanding, subject to vesting conditions;

•	1,383,856 shares of Class A Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $30.05 per share;

•	1,566,701 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	2,903,794 shares of Class A Common Stock reserved for future issuance under the Cibus, Inc. 2017 Omnibus Plan, as amended (the “Plan”);

•

158,483 shares of Class A Common Stock issuable upon exercise of outstanding warrants to purchase Class A Common Stock issued in February 2022 (“2022 Common Warrants”), each with an exercise price of $69.04 per share of Class A Common Stock;

•

1,298,040 shares of Class A Common Stock issuable upon exercise of outstanding warrants to purchase Class A Common Stock issued in June 2024 (“2024 Common Warrants”), of which 1,198,040 have an exercise price of $2.50 and 100,000 have an exercise price of $10.00 per share;

•

9,040,000 shares of Class A Common Stock issuable upon exercise of outstanding common warrants to purchase Class A Common Stock issued in January 2025 (“January 2025 Common Warrants”) each with an exercise price of $2.50 per share of Class A Common Stock;

•

400,000 shares of Class A Common Stock issuable upon exercise of outstanding pre-funded warrants accompanying common warrants to purchase Class A Common Stock issued in January 2025 (“January 2025 Pre-Funded Warrants” and, together with the 2022 Common Warrants, and the 2024 Common Warrants the “Existing Warrants”) each with an exercise price of $0.0001; and

•

1,697,855 shares of Class A Common Stock issued upon the conversion of an equivalent number of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), subsequent to September 30, 2025.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options or Existing Warrants and no future issuances by us of shares of our Class A Common Stock or securities convertible into or exercisable for our Class A Common Stock, including as part of any future offerings of such securities. As of the date of this prospectus supplement, all of the Company’s Class B Common Stock has been exchanged into shares of Class A Common Stock and no shares of Class B Common Stock remain outstanding.

RISK FACTORS

You should consider carefully the risks described below and those risk factors described under the heading “Item 1.A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by our subsequent filings under the Exchange Act that are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement and the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering before you make a decision to invest in our securities. If any of these risks actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the trading price of the Class A Common Stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

If you purchase shares of Class A Common Stock in this offering, you will experience immediate dilution.

The offering price of the Class A Common Stock exceeds the net tangible book value per share of Class A Common Stock as of September 30, 2025, before giving effect to this offering. Accordingly, purchasers of shares of Class A Common Stock in this offering will incur immediate dilution of approximately $4.46 per share of Class A Common Stock, representing the difference between the offering price of $1.50 per share of Class A Common Stock and our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution” beginning on page S-18.

Our ability to continue as a going concern will depend on our ability to obtain additional financing in the near term.

As of September 30, 2025, we had $23.9 million of cash and cash equivalents. Current liabilities were $20.6 million as of September 30, 2025.

In light of our financing needs and constraints on our capital resources, a special committee of our Board of Directors (the “Special Committee”) is evaluating a full range of strategic alternatives to maximize shareholder value, which may include potential equity or debt financing transactions, business combination transactions (including an acquisition or merger transaction), sales of assets, licensing or other strategic transactions. Certain potential strategic transaction alternatives could (i) result in substantial additional dilution to existing stockholders, (ii) result in the issuance of securities with preferences over our Common Stock, (iii) subject us to covenants that impose operational restrictions, (iv) require us to relinquish potentially valuable rights to pipeline traits or proprietary technologies, (v) result in the granting of licenses on terms that are not favorable to us, or (vi) have a material adverse effect on the market price of the Class A Common Stock.

In addition, over the course of 2025, we implemented streamlining cost reduction actions, including rationalizing human capital resources and certain non-core facilities, which we anticipate have the potential to reduce our annual net cash usage to approximately $30.0 million or less during the course of 2026. We anticipate that such efforts will contribute toward improved cash flow and financial stability. While our management is focused on continuing to implement such cost reduction actions in the near term, and our Board of Directors continues to evaluate additional opportunities for cost reduction actions, there can be no assurance that we will be able to achieve our stated cash burn target in a timely manner or at all.

Even if this offering is successful in addressing our near-term financing needs, the longer-term operation of our business will require additional financing. Such financing may not be available within our required time-frames, on acceptable terms, or at all. If market conditions are conducive or if the net proceeds of this offering are insufficient to meet our near-term needs, we may seek to raise additional capital in the near term.

If we fail to obtain sufficient funding or consummate a strategic transaction and are unable to continue as a going concern, we may be required to discontinue or delay one or more of our development programs or to wind-down our business through the initiation of bankruptcy proceedings. In the event of a wind-down, it is likely that holders of our Class A Common Stock, including investors in this offering, will lose all or part of their investment. If we seek additional financing to fund our business activities in the future and there is substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

You may experience future dilution as a result of future equity offerings.

We expect in the future to seek to raise additional equity financing, including through the offer of additional shares of Class A Common Stock or other securities convertible into or exchangeable for Class A Common Stock. Such sales may include sales of Class A Common Stock pursuant to a sales agreement or equity distribution agreement between us and one or more sales agents, pursuant to which we may, from time to time, sell shares of our Class A Common Stock in an at-the-market offering program. Moreover, such additional equity offerings may occur in the near term following this offering. Sales of shares of our Class A Common Stock would result in dilution to our stockholders.

We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price paid by investors in this offering for a share of Class A Common Stock and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A Common Stock or other securities convertible into or exchangeable for Class A Common Stock in future transactions may be higher or lower than the price per share of Class A Common Stock in this offering.

Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. As of September 30, 2025, approximately 18,164,080 shares of Class A Common Stock were either subject to vesting restrictions, issuable upon conversion of shares of Class B Common Stock, issuable upon exercise of outstanding options, issuable upon vesting and settlement of outstanding restricted stock units, issuable upon exercise of outstanding common warrants or reserved for future issuance under the Plan and are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. We also have 400,000 outstanding pre-funded warrants, which are included in the calculation of earnings per share for accounting purposes.

If our large stockholders sell a substantial number of shares of Class A Common Stock in either the private or public markets, the market price of the Class A Common Stock could decrease materially. The perception in the public market that these stockholders might sell Class A Common Stock could also depress the market price of the Class A Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

Additionally, shares of Class A Common Stock issued or issuable under our equity incentive plans to employees and directors have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we intend to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with our investment policy. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the Class A Common Stock.

We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our Board of Directors may deem relevant. If we do not pay dividends, the Class A Common Stock may be less valuable because a return on your investment will only occur if the price per share of Class A Common Stock appreciates and you sell the Class A Common Stock thereafter.

The United States net operating loss carryforwards and certain other tax attributes of Cibus may be subject to limitations, including as a result of this offering.

As of December 31, 2024, Cibus had approximately $427.3 million of net operating loss carryforwards (NOLs) for federal and state income tax purposes, which may be available to offset federal and state income tax liabilities in the future. In addition, Cibus may generate additional NOLs in future years. Cibus established a full valuation allowance for its deferred tax assets, including NOLs, due to the uncertainty that enough taxable income will be generated to utilize the assets.

In general, a corporation’s ability to utilize its NOLs may be limited if it experiences an “ownership change” as defined in Section 382 of the Code. An ownership change generally occurs if certain direct or indirect five percent shareholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change. If a corporation experiences an ownership change, the corporation will be subject to an annual limitation that applies to the amount of pre-ownership change NOLs that may be used to offset post-ownership change taxable income. This limitation is generally determined by multiplying the value of the corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains in the assets held by such corporation at the time of the ownership change. Similar rules and limitations may apply for state income tax purposes.

The Company completed a Section 382 analysis through December 31, 2023, and it was determined that the Company experienced an IRC 382 cumulative shift as of May 31, 2023, as a result of the Merger Transactions (as defined in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024). The Company completed an additional analysis through September 30, 2025, to determine if any additional cumulative shifts have occurred and concluded no Section 382 ownership change was identified through such date. For financial statement purposes, the Company has included the federal and state NOLs and R&D credit in the schedule of deferred tax assets offset with a full valuation allowance. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by historical ownership changes will not impact the Company’s effective tax rate in the future. There is no assurance that Cibus will not experience additional ownership changes under Section 382 that would further limit or possibly eliminate its ability to use its NOLs.

Cibus may experience ownership changes as a result of shifts in the direct or indirect ownership of its stock (including as a result of securities sold in this offering and/or in prior offerings), some of which may be outside of its control. There is also a risk that future legal or regulatory changes may limit Cibus’ ability to use current or future NOLs to offset its future federal income tax liabilities.

Risks Related to Ownership of Class A Common Stock

The market price of the Class A Common Stock has been and could remain volatile, which could adversely affect the market price of the Class A Common Stock.

The market price of the Class A Common Stock has experienced, and may continue to experience, volatility in response to various factors. Between the closing date of our merger with Cibus Global on May 31, 2023 and January 26, 2026, the closing price of the Class A Common Stock on Nasdaq fluctuated from a high of $31.50 per share to a low of $1.16 per share. Some factors that may cause the market price of the Class A Common Stock to fluctuate include our quarterly operating results, our perceived prospects or the perceptions of the market of our pipeline, new products or technologies, changes in securities analysts’ recommendations or earnings estimates and our ability to meet such estimates, changes in general conditions in the economy or the financial markets, capital raising activity and other developments affecting us or our competitors.

These and other market and industry factors may cause the market price and demand for the Class A Common Stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Class A Common Stock at a favorable price or at all and may otherwise negatively affect the liquidity of the Class A Common Stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our Class A Common Stock, the price of the Class A Common Stock and trading volume could decline.

The trading market for the Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or the performance of the Class A Common Stock, or if our operating results fail to meet the expectations of analysts, including such analysts’ expectations regarding revenue timing or amounts, the price of the Class A Common Stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of the Class A Common Stock or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and Section 21E of the Exchange Act.

We have made these forward-looking statements in reliance on the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “scheduled,” “should,” “targets,” “will,” “would,” or the negative of these terms and other similar terminology. Forward-looking statements in this prospectus supplement include statements about our future financial performance, including our liquidity and capital resources, cost savings initiatives and their impact on annual cash burn, cash runway, and our ability to continue as a going concern; the advancement, timing and progress of our platform development and trait development in crop platforms; the ability to obtain partner funding to support our non-Rice productivity trait portfolio; the anticipated timing for the presentation of data related to trait development and other operational activities; the timeframes for transferring traits in customers’ elite germplasm; the timeframe for commercialization of germplasm with our traits by seed company customers; the timing for, and degree of, adoption by farmers of germplasm with our traits following commercialization; the capacity of our productivity traits to deliver competitive yield improvements; the ability of gene editing to address climate change at scale; the timing and nature of regulatory developments relating to gene editing; the market opportunity for our plant traits, including the number of addressable acres, and the trait fees that we expect to receive; and our ability to enter into and maintain significant collaborations and commercial relationships. These and other forward-looking statements are predictions and projections about future events and trends based on our current expectations, objectives, and intentions and are premised on current assumptions.

Our actual results, level of activity, performance or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to:

•	our need for additional near term funding to finance our activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	changes in expected or existing competition;

•	challenges to our intellectual property protection and unexpected costs associated with defending intellectual property rights;

•	increased or unanticipated time and resources required for our development efforts for our priority opportunities in Rice and sustainable ingredients (biofragrance products and lauric oils);

•	our reliance on third parties in connection with our development activities and for commercialization;

•	challenges associated with our ability to effectively license our productivity traits and sustainable ingredient products;

•	the risk that farmers do not recognize the value in germplasm containing our traits or that farmers and processors fail to work effectively with crops containing our traits;

•	delays or disruptions in our platform or trait product development efforts;

•	the inability to identify partners to fund our non-Rice productivity trait portfolio;

•	challenges that arise in respect of our production of high-quality plants and seeds cost effectively on a large scale;

•	our dependence on distributions from Cibus Global to pay taxes and cover our corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene editing processes or products;

•	delays and uncertainties regarding regulatory developments in the European Union;

•	our ability to achieve commercial success;

•	commodity prices and other market risks facing the agricultural sector;

•	technological developments that could render our technologies obsolete;

•	impacts of our headcount reductions and other cost reduction measures, which may include operational and strategic challenges, and the potential for additional cost reduction measures;

•

changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates, and economic volatility and uncertainty arising from dynamic trade policies, including tariffs and retaliatory tariffs, and market reactions to such policies;

•	dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on our ability to execute on our business plan;

•	our assessment of the period of time through which our financial resources will be adequate to support operations; and

•

other important risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which was filed with the SEC on March 21, 2024, as they may be updated or supplemented from time-to-time in our subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus supplement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we receive from this offering will be approximately $17.8 million (or approximately $20.5 million if the underwriter fully exercises its option to purchase additional shares of Class A Common Stock) after deducting compensation payable in connection with this offering and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including to fund further development of our weed management traits in Rice and to pay accrued professional expenses for advisory services (see “Underwriting”).

We may find it necessary or advisable to use the net proceeds for other purposes and our management retains broad discretion regarding the use of the net proceeds from this offering, including discretion over the amounts and timing of any actual expenditures.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with our investment policy.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to invest in our business and do not expect to pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and general business conditions and other factors that our Board of Directors may deem relevant.

DESCRIPTION OF SECURITIES

General

Our total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of September 30, 2025, we had outstanding 52,566,650 shares of Class A Common Stock (excluding 115,351 restricted shares of Class A Common Stock, which are outstanding, but remain subject to vesting), 1,697,855 shares of Class B Common Stock and no shares of Preferred Stock. As of the date of this prospectus supplement, all of the Company’s Class B Common Stock has been exchanged into shares of Class A Common Stock and no shares of Class B Common Stock remain outstanding.

Class A Common Stock

The Class A Common Stock is listed on Nasdaq under the symbol “CBUS.” The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

The material terms of the Class A Common Stock are described under the heading “Description of Capital Stock” on page 11 in the accompanying prospectus.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of Class A Common Stock and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.

Our net tangible book value (deficit) as of September 30, 2025 was $(212.6) million, or $(4.04) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of Class A Common Stock outstanding as of September 30, 2025. Dilution in net tangible book value (deficit) per share of Class A Common Stock represents the difference between the amount per share paid by purchasers of shares of Class A Common Stock in this offering and the as adjusted net tangible book value (deficit) per share of Class A Common Stock immediately after giving effect to this offering.

After giving effect to the sale of 13,333,333 shares of Class A Common Stock in this offering at the offering price of $1.50 per share of Class A Common Stock and after deducting and estimated offering expenses payable by us and assuming the underwriter does not exercise its option to purchase additional shares of Class A Common Stock, our as adjusted net tangible book value (deficit) as of September 30, 2025 would have been $(194.8) million, or $(2.96) per share. This represents an immediate increase in net tangible book value of $1.09 per share to existing stockholders and an immediate dilution of $4.46 per share to investors participating in this offering, as illustrated in the following table:

Offering price per share of Class A Common Stock		$1.50
Net tangible book value (deficit) per share as of September 30, 2025	$(4.04)
Increase in net tangible book value per share attributable to this offering	$1.09

As adjusted net tangible book value (deficit) per share as of September 30, 2025, after giving effect to this offering		$(2.96)

Dilution per share to investors purchasing Class A Common Stock in this offering		$4.46

If the underwriter exercises its option in full to purchase an additional 1,999,999 shares of Class A Common Stock at the public offering price of $1.50 per share, our as adjusted net tangible book value as of September 30, 2025, after giving effect to this offering, would have been approximately $(2.83) per share, representing an increase in net tangible book value of approximately $1.22 per share to existing stockholders and immediate dilution in net tangible book value of approximately $4.33 per share to investors participating in this offering.

The above discussion and table are based on 52,566,650 shares of Class A Common Stock outstanding as of September 30, 2025, and excludes as of that date:

•	115,351 shares of restricted Class A Common Stock, which are outstanding, subject to vesting conditions;

•	1,383,856 shares of Class A Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $30.05 per share;

•	1,566,701 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	2,903,794 shares of Class A Common Stock reserved for future issuance under the Plan;

•	158,483 shares of Class A Common Stock issuable upon exercise of outstanding 2022 Common Warrants, each with an exercise price of $69.04 per share of Class A Common Stock;

•

1,298,040 shares of Class A Common Stock issuable upon exercise of 2024 Common Warrants, of which 1,198,040 have an exercise price of $2.50 per share and 100,000 have an exercise price of $10.00 per share;

•	9,040,000 shares of Class A Common Stock issuable upon exercise of outstanding January 2025 Common Warrants, each with an exercise price of $2.50 per share of Class A Common Stock;

•	400,000 shares of Class A Common Stock issuable upon exercise of outstanding January 2025 Pre-Funded Warrants, each with an exercise price of $0.0001; and

•	1,697,855 shares of Class A Common Stock issued upon the conversion of an equivalent number of shares of Class B Common Stock subsequent to September 30, 2025

The above illustration of dilution per share to investors participating in this offering assumes no further exercise of outstanding options or Existing Warrants and no future issuances by us of shares of our Class A Common Stock or securities convertible into or exercisable for our Class A Common Stock. To the extent that any outstanding options are exercised or other shares are issued upon vesting of outstanding awards or otherwise, there will be further dilution to new investors.

UNDERWRITING

We have entered into an underwriting agreement with BTIG, LLC, as the sole underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 13,333,333 shares of our Class A Common Stock pursuant to the terms and conditions contained in the underwriting agreement. Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.”

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased. The underwriter expects to deliver the shares of Class A Common Stock to purchasers on or about January 30, 2026, subject to the satisfaction of customary closing conditions.

Commissions and Discounts

The underwriter proposes to offer the shares of Class A Common Stock directly to investors at the offering price set forth on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $0.5625 per share of Class A Common Stock. After this offering, the offering price, concessions and other selling terms may be changed by the underwriter. The shares of Class A Common Stock are offered subject to receipt and acceptance by the underwriter and to the other conditions, including the right to reject orders in whole or in part.

The following table summarizes the compensation to be paid to the underwriter by us and the proceeds, before expenses, payable to us:

	Per Share of Class A Common Stock	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Offering price	$1.50000	$19,999,999.50	$22,999,998.00
Underwriting discount and commissions	$0.09375	$1,249,999.97	$1,437,499.88
Proceeds, before expenses, to us	$1.40625	$18,749,999.53	$21,562,498.12

Per share underwriting discounts and commissions are presented without giving effect to the amount payable to Ducera Securities LLC (“Ducera”), as described below. Pursuant to existing arrangements, we will also be required to pay Ducera a fee equal to 5.5% of the amount raised in this offering in excess of $10.0 million (except for any such amounts attributable to existing investors or insiders of the Company, which are instead subject to a 2.75% fee payable to Ducera). In addition to such fee, the Company anticipates that approximately $2.4 million of the net proceeds of this offering will be used for the payment of accrued professional expenses owed to Ducera. Ducera is not acting as an underwriter in this offering. We have also agreed to reimburse the underwriter at closing for reasonable and documented out-of-pocket legal and other expenses incurred by them in connection with the offering in an amount not to exceed $150,000.

Option to Purchase Additional Shares

We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,999,999 additional shares of Class A Common Stock at the public offering price, less the underwriting discount.

Right of First Refusal

Upon the consummation of a sale of equity, debt or equity-linked securities of the Company on a best efforts basis through one or more private placement transactions to qualified investors or a registered public offering (a “Transaction”), including the offering made pursuant to this prospectus, with gross proceeds of at least $10.0 million, we have also granted the underwriter a right of first refusal to act as the lead-managing underwriter and/or lead bookrunner in the case of any public offering, or lead placement agent in the case of any private placement, for a period of the later of fifteen (15) months following such Transaction, or the termination of the engagement letter, dated October 27, 2025, between the Company and the underwriter, as amended (the “Engagement Letter”).

Additionally, upon the consummation of a royalty-based financing or other incurrences of debt during the term of the Engagement Letter, we have agreed to pay the underwriter (i) 6.0% of the aggregate gross proceeds in such financing of up to $10.0 million and (ii) 7.0% of the aggregate gross proceeds in such financing in excess of $10.0 million, subject to certain exceptions.

Tail

If (i) a Transaction (other than the offering made pursuant to this prospectus) is consummated with any of the investors specified in the Engagement Letter (each such party, a “Prospective Investor”), and (ii) either (a) a definitive agreement is executed by the Company and a Prospective Investor, or (b) a Transaction is consummated with such Prospective Investor at any time within nine (9) months following the termination of the Engagement Letter, the Company shall pay the underwriter the Transaction Fee.

Indemnification of the Underwriter

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

No Sales of Similar Securities by Officers and Directors

Our executive officers, our directors and certain of our stockholders have agreed, subject to customary exceptions, not to offer, sell, agree to sell, directly or indirectly, otherwise dispose of or take certain other actions with respect to any shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock, except for the shares of Class A Common Stock offered in this offering without the prior written consent of the underwriter for a period of 60 days following the closing of this offering. Further, we have agreed, subject to certain exceptions not to offer, sell, agree to sell, directly or indirectly, otherwise dispose of or take certain other actions with respect to any shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock, except for the shares of Class A Common Stock offered in this offering, without the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement.

Nasdaq Listing

Our Class A Common Stock is quoted on Nasdaq under the symbol “CBUS.”

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Class A Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Class A Common Stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares of Class A Common Stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of Class A Common Stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of Class A Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the shares of Class A Common Stock under this prospectus is only made to persons to whom it is lawful to offer the shares of Class A Common Stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the shares of Class A Common Stock sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of Class A Common Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the shares of Class A Common Stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The shares of Class A Common Stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The shares of Class A Common Stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the shares of Class A Common Stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles  L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the shares of Class A Common Stock cannot be distributed (directly or indirectly) to the public by investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3  of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The shares of Class A Common Stock have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The shares of Class A Common Stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares of Class A Common Stock being offered. Any resale in Israel, directly or indirectly, to the public of the shares of Class A Common Stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the shares of Class A Common Stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the shares of Class A Common Stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the shares of Class A Common Stock or distribution of any offer document relating to the shares of Class A Common Stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the shares of Class A Common Stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the shares of Class A Common Stock for any damages suffered by investors.

Japan

The shares of Class A Common Stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the shares of Class A Common Stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of Class A Common Stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The shares of Class A Common Stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the shares of Class A Common Stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the shares of Class A Common Stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The shares of Class A Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the shares of Class A Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the shares of Class A Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Class A Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the shares of Class A Common Stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the shares of Class A Common Stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the shares of Class A Common Stock within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the shares of Class A Common Stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the shares of Class A Common Stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the shares of Class A Common Stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve and relate to our assets, securities or instruments (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

Ducera has acted as financial advisor to the Special Committee since September 24, 2024.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of Class A Common Stock acquired pursuant to this offering by Non-U.S. Holders (as defined below). Prospective holders of the Class A Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Class A Common Stock. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Cibus has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Class A Common Stock.

This discussion addresses only those shares of Class A Common Stock that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by holders that acquired such Class A Common Stock pursuant to this offering. This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Class A Common Stock under the constructive sale provisions of the Code;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire the Class A Common Stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Class A Common Stock.

For purposes of this discussion, a “U.S. person” is a beneficial owner of the Class A Common Stock, that, for U.S. federal income tax purposes is, or is treated as:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Class A Common Stock that is, for U.S. federal income tax purposes, not a U.S. person.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A COMMON STOCK.

Distributions on the Class A Common Stock

Cibus does not anticipate declaring or paying any cash dividends to holders of Cibus’s Class A Common Stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Class A Common Stock will constitute dividends to the extent paid out of Cibus’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Cibus’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be subject to the treatment as described below under “— Gain on the Sale, Exchange or Other Taxable Disposition of the Class A Common Stock.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Cibus or Cibus’s paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a U.S. person and is eligible for the benefits under the applicable income tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Class A Common Stock through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to a U.S. person. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Class A Common Stock, including the possible imposition of the branch profits tax.

Gain on the Sale, Exchange or Other Taxable Disposition of the Class A Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

Cibus is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.

Cibus believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if Cibus is or has been a United States real property holding corporation during the specified testing period, as long as Cibus’s Class A Common Stock is regularly traded on an established securities market (such as the Nasdaq Global Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of the Class A Common Stock if the Non-U.S. Holder does not own and has not owned (actually or constructively) more than 5 percent of Cibus’s Class A Common Stock at any time during the shorter of the two periods mentioned above. Non-U.S. Holders are urged to consult their tax advisors regarding the application of this regularly traded exception, including the effect of holding warrants or other rights to acquire Class A Common Stock on the calculation of the 5-percent threshold.

In addition, although a 15% withholding tax generally applies to gross proceeds from the sale, exchange or other taxable disposition of the stock of a United States real property holding company, such 15% withholding tax generally will not apply to the disposition of the Class A Common Stock so long as Cibus’s Class A Common Stock is regularly traded on an established securities market. However, the exception described in the previous sentence may not apply to certain dispositions of the Class A Common Stock if the Non-U.S. Holder exceeds or has exceeded the 5-percent threshold mentioned above.

If a Non-U.S. Holder recognizes gain on a sale, exchange or other taxable disposition of the Class A Common Stock that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the

United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a U.S. person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Class A Common Stock, including the possible imposition of the branch profits tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on the Class A Common Stock. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other taxable disposition of the Class A Common Stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Class A Common Stock or on the proceeds from a sale, exchange or other taxable disposition of the Class A Common Stock unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a U.S. person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” generally require withholding of 30 percent on payments of dividends on the Class A Common Stock, as well as payments of gross proceeds of dispositions of the Class A Common Stock, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed U.S. Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed U.S. Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final U.S. Treasury regulations are issued or the proposed U.S. Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Class A Common Stock.

Cibus will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

Jones Day, New York, New York, will pass upon the validity of the securities offered hereby. The underwriter is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cibus, Inc. (the Company) as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus supplement, have been so incorporated in reliance upon the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the shares of Class A Common Stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnished it to, the SEC. The information found on our website, www.cibus.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference are (other than those documents or the portions of those documents not deemed to be filed):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025, including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed with the SEC on April 10, 2025;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 14, 2025 and November 13, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 22, 2025, February  28, 2025, March  27, 2025, May  23, 2025, May  27, 2025, June  4, 2025, June  6, 2025, July  23, 2025, September  16, 2025, September  23, 2025, November  10, 2025, January  6, 2026 and January 28, 2026 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post- effective amendment that indicates the termination of the offering of the shares of Class A Common Stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:

Cibus, Inc.

6455 Nancy Ridge Drive

San Diego, CA 92121

(858) 450-0008

Attention: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.cibus.com. Other than such documents, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Cibus, Inc.

$200,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

This prospectus relates to the offer and sale by us of up to an aggregate $200,000,000 of the securities identified above (the “securities”) of Cibus, Inc. (the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of the securities offered hereby, including the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the general manner in which we will offer such securities. More specific terms of any securities that we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, the Company may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. References in this prospectus to the Company also refer to Calyxt, Inc. to the extent prior to the closing of the Company’s merger with Cibus Global, LLC (“Cibus Global”) on May 31, 2023.

We may offer and sell these securities separately or in combination from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose and any commissions or discounts payable to agents, dealers or underwriters will be determined at the time of the offering and will be described in any applicable prospectus supplement.

Our Class A Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CBUS”. The closing price for our Class A Common Stock on October 24, 2023, was $13.82 per share, as reported on Nasdaq.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the applicable prospectus supplement and the documents incorporated by reference for a discussion of facts you should carefully consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2023.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date. Cibus’ business, financial condition, results of operations and prospects may have changed since such date

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000. This prospectus generally describes Cibus, Inc. and our securities, including our Class A Common Stock. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”). Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, factors relating to:

•

risks associated with the possible failure to realize certain anticipated benefits of the transactions contemplated by the Company’s merger with Cibus Global that closed on May 31, 2023 (the “Merger Transactions”), including with respect to future financial and operating results;

•	the effect of the completion of the Merger Transactions on our business relationships, operating results and business generally;

•	the outcome of any litigation related to the Merger Transactions;

•	competitive responses to the Merger Transactions and changes in expected or existing competition;

•	challenges to our intellectual property protection and unexpected costs associated with defending our intellectual property rights;

•	increased or unanticipated time and resources required for our platform or trait product development efforts;

•	our reliance on third parties in connection with our development activities;

•	our ability to effectively license our productivity traits and sustainable ingredient products;

•	the recognition of value in our products by farmers, and the ability of farmers and processors to work effectively with crops containing our traits;

•	our ability to produce high-quality plants and seeds cost effectively on a large scale;

•	our need for additional funding to finance our activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	our dependence on distributions from Cibus Global to pay taxes and cover our corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene-editing processes or products;

•	our ability to achieve commercial success;

•	commodity prices and other market risks facing the agricultural sector;

•	technological developments that could render our technologies obsolete;

•	changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates;

•	dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan;

•	the risk that we will not be able to execute a financing transaction in the near term or at all; and

•	our headcount reductions and other cost reduction measures may result in operational and strategic challenges.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

INFORMATION ABOUT THE COMPANY

Our Company

We are a leading agricultural technology company in the plant seed industry. We are not a seed company. We are a gene editing-based technology company whose business is to develop and license plant traits to seed companies in exchange for royalties. Our target trait market is productivity traits that improve yields, lower input (such as chemicals) costs, and increase the sustainability and profitability of farming. We have a pipeline of six productivity traits, four of which are applicable to multiple crops. Three of our traits are developed, field validated, have been edited into the elite lines of seed company partners and have started being transferred to these partners for pre-commercialization testing. These traits are pod shatter resistance (PSR) in Canola and two herbicide resistance traits: HT1 and HT3; in Rice. In addition, we have two advanced traits (i.e., where the editing process is underway with known edit targets) for Sclerotinia Resistance and another novel herbicide resistance trait: HT2. Cibus’ work in nitrogen use efficiency is in its early stages. Our primary commercial objective is advancing our three developed traits: PSR, HT1 and HT3 into customer commercial lines in Canola, WOSR and Rice. Because of the strategic realignment in October 2023, certain development timelines not linked to the initial and advanced traits, such as those associated with the development of our corn and wheat platform, are expected to be extended beyond our initial anticipated targets. In addition, we are developing, solely through partner-funded projects, certain output traits to meet the functional needs of the new sustainable ingredients industry to replace current ingredients that are plastics or fossil fuel based or that cause deforestation or raise other sustainability challenges. Our Class A Common Stock trades on Nasdaq under the symbol “CBUS.”

Our “Up-C” Corporate Structure

We are a holding company with substantially all of our assets and operations conducted through Cibus Global and its subsidiaries. Our sole material asset consists of our interest in Cibus Global. We are the sole managing member of Cibus Global and are responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidate the financial results of Cibus Global and its subsidiaries. Owners of Cibus Global’s Common Units (“Cibus Global Common Units”) other than us own a corresponding number of shares of our Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Shares”), which have voting (but no economic) rights with respect to Cibus, Inc.

Company Information

Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and our telephone number is (858) 450-0008. Cibus’ filings with the SEC are posted on its corporate website at www.cibus.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described in Exhibit 99.3 to our Current Report on Form 8-K filed on June 1, 2023, under the heading “Risk Factors” in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes. General corporate purposes may include research and development costs, the acquisitions or in-licensing of traits or technologies, repayment and refinancing of debt, working capital and capital expenditures. As a result, management will retain broad discretion over the allocation of net proceeds of any offering.

The specific allocation of the net proceeds of an offering of securities to a specific purpose if any, will be determined at the time of the offering and will be described in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	short sales and delivery of shares of our Class A Common Stock to close out short positions;

•	sales by broker-dealers of shares of our Class A Common Stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	as dividends or through a distribution of subscription rights to our existing security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We may sell securities through brokers, dealers, agents or underwriters, who may act on a best efforts basis for a specified period of appointment or on a firm commitment basis.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if a purchaser wishes to trade securities on any date prior to the second business day before the original issue date for such securities, the purchaser will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date for such securities, to make alternative settlement arrangements to prevent a failed settlement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our second amended and restated certificate of incorporation (our “Amended and Restated Charter”) and our amended and restated bylaws (our “Amended Bylaws”). The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of the date of this prospectus, we had outstanding 17,608,959 shares of Class A Common Stock, 4,642,636 shares of Class B Common Stock and no shares of Preferred Stock.

Class A Common Stock

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock have no voting power with respect to, and are not be entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class A Common Stock in a manner that is materially and disproportionately adverse as compared to the Class B Common Stock.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by our board of directors (our “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Liquidation Rights. Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

All outstanding shares of Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of Class A Common Stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock are subject to those of the holders of any shares of Class B Common Stock and Preferred Stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Voting Rights. Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class B Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class B Common Stock in a manner that is materially and disproportionately adverse as compared to the Class A Common Stock.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any (A) merger, consolidation, conversion, reorganization or similar event in connection with any transaction or series of transactions intended to result in the Company no longer being structured as an umbrella partnership C corporation (an “Up-C Reorganization Transaction”) or (B) amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) to effect an Up-C Reorganization Transaction.

Holders of the Shares vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of the Shares, as a single class with the holders of Preferred Stock) except as otherwise required in the Amended and Restated Charter or by applicable law.

Dividend Rights. Holders of Class B Common Stock do not have any right to receive dividends. In no event will any dividend be declared or made on any Shares unless (1) a corresponding dividend for all other Shares not so adjusted at the time outstanding is made in the same proportion and the same manner and (2) the dividend has been reflected in the same economically equivalent manner on all Shares. Dividends with respect to Shares may only be paid with shares of stock of the same class of common stock.

Liquidation Rights. Holders of Class B Common Stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of the Company.

Retirement of Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Cibus Global Common Units to the same person in accordance with the provisions of Cibus Global’s operating agreement (the “Cibus Global Amended Operating Agreement”). If any outstanding share of Class B Common Stock ceases to be held by a holder of the corresponding Cibus Global Common Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and retired.

Issuance of Cibus Global Common Units. To the extent Cibus Global Common Units are issued pursuant to the Cibus Global Amended Operating Agreement to anyone other than the Company or a wholly owned subsidiary of Cibus, Inc., an equivalent number of shares of Class B Common Stock (subject to adjustment) will be issued at par to the same person to which such Cibus Global Common Units are issued.

Preferred Stock

No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. The Amended and Restated Charter authorizes our Board to establish one or more series of Preferred Stock. Our Board will be able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our Board.

We have no current plans to pay dividends on our Class A Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant. Because we are a holding company and will have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries.

Annual Stockholder Meetings

The Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by our Board or, in the absence of a designation by our Board, by the chair, the chief executive officer or the secretary. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Amended and Restated Charter, the Amended Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, the Amended Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which apply so long as our Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board will be authorized to generally issue shares of one or more series of Preferred Stock on terms calculated to discourage, delay or prevent a change of control the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Amended and Restated Charter and the Amended Bylaws provide that any vacancies on our Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

The Amended and Restated Charter and the Amended Bylaws provide that special meetings of stockholders may be called only by the chair of our Board, our chief executive officer or at the direction of our Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or our management.

Director Nominations and Stockholder Proposals

The Amended Bylaws establish advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Amended Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Amended and Restated Charter precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Board. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers the Class A Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

DGCL Section 203

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the Shares are, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, our stockholders will have appraisal rights in connection with a merger or consolidation the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

The Amended and Restated Charter generally provides that we must defend, indemnify and advance expenses to our directors and officers to the fullest extent permitted or required by the DGCL. We will also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cibus, Inc. and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	the United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

Cibus may issue subscription rights to purchase common stock, preferred stock or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, Cibus may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights Cibus offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for Cibus’s common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of the common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which Cibus may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights Cibus offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if Cibus offers subscription rights. You are urged to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

Cibus may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units may be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of any unit agreement or unit certificate, as applicable, relating to any particular issue of units will, if applicable, be filed with the SEC when Cibus issues units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day, New York, New York, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Cibus, Inc. (formerly Calyxt, Inc.) appearing in Cibus, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Cibus, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cibus Global, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance upon the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditor, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding Cibus Global, LLC’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cibus.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Class A Common Stock offered by this prospectus have been sold by the selling stockholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023 (as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 3, 2023), including information specifically incorporated by reference into the Annual Report on Form 10-K (as amended on Form 10-K/A) from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 3, 2023 and August 10, 2023, respectively;

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January  17, 2023, March 16, 2023, March 30, 2023, April 7,  2023, April 14, 2023, April  21, 2023, April 24, 2023, May  5, 2023, May 9, 2023, May  17, 2023, May 19, 2023, May  19, 2023, May 25, 2023, June  1, 2023, June  14, 2023, June 29, 2023, June  29, 2023, September 19, 2023, October 18, 2023 and October 25, 2023 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

6455 Nancy Ridge Drive

San Diego, CA 92121

Telephone: (858) 450-0008

Attention: Investor Relations

13,333,333 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

BTIG

January 29, 2026